UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

UNITED WISCONSIN GRAIN PRODUCERS, LLC
(Exact name of registrant as specified in its charter)

Wisconsin	000-50733	39-2032455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

W1231 Tessmann Drive Friesland, Wisconsin 53935-0247
(Address of principal executive offices)

(920) 348-5016
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

On February 4, 2009, United Wisconsin Grain Producers, LLC (the “Company”) began mailing a letter to those corn growers from whom the Company has sourced corn in the past, some of whom are members of the Company.  The letter states that the Company recorded net income of approximately $11,500,000 in the year ended December 31, 2008.  The letter also discusses the general financial condition of the Company.  The letter is attached hereto as Exhibit 99.1.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits.

Exhibit No.

Description

99.1

Letter to corn growers dated February 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED WISCONSIN GRAIN PRODUCERS, LLC

February 4, 2009	/s/ Barb Bontrager
Date	Barb Bontrager, Chief Financial Officer

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